Exhibit 10.8
STOCK PURCHASE AGREEMENT
    This Stock Purchase Agreement dated as of April 1, 2021 (this “Agreement”), by and between Len X LLC, a Florida limited liability company (“Len X”), and Sunnova Energy International Inc., a Delaware corporation (“Sunnova”), regarding the purchase by Len X of shares of common stock, par value $0.0001 per share, of Sunnova (“Common Stock”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Merger Agreement (as defined below).
    WHEREAS, Len X and Sunnova are parties to an Agreement and Plan of Merger, dated as of February 17, 2021 (the “Merger Agreement”) relating to the merger of SunStreet Energy Group, LLC, a Delaware limited liability company (“SunStreet”), into a wholly owned subsidiary of Sunnova;
    WHEREAS, it is estimated that at the Calculation Time, SunStreet will have a negative Closing Working Capital of $(9,510,168) and Closing Cash of $800,000, resulting in negative Closing Working Capital plus Closing Cash (together, the “Available Working Capital”) of $(8,710,168);
    WHEREAS, it is estimated that SunStreet will need Available Working Capital of $2,000,000 to be able to finance operation of the Business during the period following the Effective Time;
    WHEREAS, the Available Working Capital is $10,710,168 less than the Available Working Capital Sunnova estimates it will need to be able to finance operation of the Business during the period following the Effective Time;
    WHEREAS, Len X is willing to purchase from Sunnova, and Sunnova is willing to sell and issue to Len X, for $34.42 per share, the number of shares of Common Stock that will have a total purchase price equal to approximately $10,710,168, in order to provide funds that will be used by Sunnova to operate the Business during the period following the Effective Time.
    NOW, THEREFORE, in consideration of the mutual promises set forth below and other good and valuable consideration, the sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties to this Agreement (the “Parties”) agree as follows:
1.Immediately after the Effective Time, and conditioned on the consummation of the Merger, Len X will purchase from Sunnova, and Sunnova will sell and issue to Len X, at a price of $34.42 per share, 311,162 shares of Common Stock (the “Purchased Shares”), resulting in an aggregate purchase price of $10,710,196.04 (the “Purchase Price”).
2.The closing of the purchase of Common Stock (the “Share Purchase Closing”) pursuant to Section 1 of this Agreement will take place immediately after the Effective Time. At the Share Purchase Closing:
(a)Sunnova will provide to Len X the following:
(i)Evidence that the Common Stock constituting the Purchased Shares has been issued to Len X or into an account designated by Len X.
(ii)Evidence that the Purchased Shares have been authorized for listing upon notice of issuance on the NYSE.

(b)Len X will provide to Sunnova evidence of a wire transfer of $10,710,196.04 of immediately available funds into an account specified by Sunnova not later than March 31, 2021.
3.Len X represents and warrants to Sunnova as follows:
(a)Len X is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction in which it was formed.
(b)Len X has all the power and authority necessary to enable it carry out its obligations under this Agreement, and all entity actions necessary to authorize Len X to purchase the Purchased Shares as contemplated by this Agreement and to carry out all its other obligations under this Agreement have been taken.
(c)This Agreement constitutes a valid and binding agreement of Len X and is enforceable against Len X in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of contracts generally and general principles of equity.
(d)Len X is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), is able to bear the economic risk of its investment in the Purchased Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of its investment in the Purchased Shares. Len X will be acquiring the Purchased Shares for investment and not with a present intention of distributing or selling the Purchased Shares. Len X acknowledges that the Purchased Shares have not been registered under the Securities Act or any other federal, state, foreign or local securities Law, and agrees that the Purchased Shares may not be sold, transferred, offered for sale, pledged, distributed, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act, and in compliance in all material respects with any other applicable federal, state, foreign or local securities Laws.
4.Sunnova represents and warrants to Len X as follows:
(a)Sunnova is a corporation duly formed, validly existing and in good standing under the laws of the jurisdiction in which it was formed.
(b)Sunnova has all the power and authority necessary to enable it carry out its obligations under this Agreement, and all entity actions necessary to authorize Sunnova to issue the Purchased Shares as contemplated by this Agreement and carry out all its other obligations under this Agreement have been taken.
(c)This Agreement constitutes a valid and binding agreement of Sunnova and is enforceable against Sunnova in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of contracts generally and general principles of equity.
(d)The Purchased Shares have all been duly authorized, and when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free and clear of all liens or encumbrances or claims of third persons, in each case other than restrictions on transfer imposed by Law or by the Stockholders Agreement.
(e)The representations and warranties in Sections 4.4, 4.6 and 4.7 of the Merger Agreement are all true and correct as of the date hereof.
5.The Stockholders Agreement that is required to be delivered at the Closing under the Merger Agreement (the “Stockholders Agreement”) will apply to the Purchased Shares to the same extent it applies to Merger Stock (as that term is defined in the Stockholders Agreement), and with regard to the Purchased Shares Len X will have all the rights, and be subject to all the limitations, provided in the Stockholders Agreement with regard to Merger Stock. Without limiting what is said in the preceding sentence, the Purchased Shares will constitute “Registrable Securities” as that term is defined in the Stockholders Agreement to the same extent such Purchased Shares would constitute Registrable Securities if they had been issued pursuant to the terms of the Merger Agreement, and, to the extent the Purchased Shares satisfy the other requirements of the definition of “Registrable Securities”, Len X will have all the rights provided in the Stockholders Agreement to Len X with respect to such Registrable Securities.
6.The Purchased Shares to be issued and delivered hereunder shall bear the following legend (it being agreed that if the Purchased Shares are not in certificated form, Sunnova may take other customary steps to monitor compliance with the restrictions described in the legend):
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SUCH ACT AND ANY APPLICABLE REGISTRATION OF QUALIFICATION REQUIREMENTS OF THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR REGISTRATION OR QUALIFICATION UNDER SUCH LAWS. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR OTHER TRANSFER OTHERWISE COMPLIES WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.”
7.
(a) This Agreement, the Merger Agreement and the Ancillary Agreements contain the entire agreement of the parties regarding the subject matter of this Agreement, and supersedes all prior agreements and understandings regarding its subject matter.
(b)This Agreement may not be amended, altered or modified, except by a written instrument executed by both Len X and Sunnova.
(c)Any notice or other communication under this Agreement must be given, and will be effective, as provided in Section 10.7 of the Merger Agreement.

(d)The provisions of Sections 10.8, 10.9, 10.10, 10.11 and 10.12 of the Merger Agreement will apply to this Agreement as fully as though they were set forth in this Agreement.
(Signatures on following pages)

LEN X, LLC, a Florida limited liability company

By: /s/ Mark Sustana
Name: Mark Sustana
Title:    Vice President

SUNNOVA ENERGY INTERNATIONAL, INC., a Delaware corporation

By: /s/ Robert L. Lane
Name: Robert L. Lane
Title:    Executive Vice President, Chief
Financial Office
Signature Page to Share Purchase Agreement